UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 19, 2015

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

Washington	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 110th Ave NE, Suite 300

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Item 9.01	Financial Statements and Exhibits.

BSQUARE Corporation (the “Company”) is filing this Form 8-K/A to correct a typographical error contained in its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 19, 2015 (the “Current Report”). Specifically, the introductory portion of the press release attached as Exhibit 99.1 to the Current Report incorrectly referred to the Company’s two MobileVTM third party product sales in the fourth quarter of the 2014 fiscal year as sales of “proprietary software.” In fact, these were third-party software sales, and were correctly accounted for as third-party software revenue in the Company’s audited financial statements for fiscal 2014, and were also correctly reported as such in all financial information included in the Current Report.

MobileV is a modular hardware and software reference solution based on third-party board designs and third-party operating systems. The solution optionally includes the Company’s proprietary MobileV UX software, sales of which are accounted for as proprietary software revenue. The 2014 sales referred to in the Current Report did not include this component, and thus were accounted for as third-party software revenue.

No other items or disclosures in the Current Report are being amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Dated: February 20, 2015	By:	/s/ Martin L. Heimbigner

Chief Financial Officer